Exhibit 99.3

CONSOLIDATING STATEMENT OF OPERATIONS (UNAUDITED) (a)

FOR THE SIX MONTHS ENDED JUNE 30, 2013, 2012 AND 2011

(IN THOUSANDS)

	Six Months Ended June 30, 2013				Six Months Ended June 30, 2012				Six Months Ended June 30, 2011
	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)	Swift Transportation Company	Central Refrigerated Transportation, Inc. (b)	Intercompany Elimination Entries	Total (recast)
Operating revenue	$1,754,898	$256,610	$(829)	$2,010,679	$1,699,469	$237,223	$(791)	$1,935,901	$1,609,359	$214,389	$(1,168)	$1,822,580

Operating expenses:
Salaries, wages and employee benefits	409,364	40,973	—	450,337	398,753	37,940	—	436,693	398,032	34,973	—	433,005
Operating supplies and expenses	128,801	22,262	—	151,063	118,421	22,019	—	140,440	115,870	21,561	—	137,431
Fuel	296,259	32,743	—	329,002	298,829	32,804	—	331,633	318,818	33,308	—	352,126
Purchased transportation	502,288	98,395	(410)	600,273	485,887	90,020	(521)	575,386	417,717	78,349	(886)	495,180
Rental expense	59,792	23,868	(41)	83,619	50,075	19,579	(50)	69,604	37,213	20,344	(41)	57,516
Insurance and claims	56,978	8,535	(378)	65,135	56,858	6,879	(220)	63,517	50,601	7,815	(241)	58,175
Depreciation and amortization of property and equipment	102,859	8,891	—	111,750	100,783	9,577	—	110,360	101,911	5,910	—	107,821
Amortization of intangibles	8,407	—	—	8,407	8,518	—	—	8,518	9,344	—	—	9,344
Impairments	—	—	—	—	1,065	—	—	1,065	—	—	—	—
Gain on disposal of property and equipment	(7,035)	(956)	—	(7,991)	(7,868)	(1,676)	—	(9,544)	(2,955)	(168)	—	(3,123)
Communication and utilities	11,525	941	—	12,466	12,221	1,078	—	13,299	12,795	1,071	—	13,866
Operating taxes and licenses	31,392	5,242	—	36,634	31,348	4,960	—	36,308	30,717	4,790	—	35,507

Total operating expense	1,600,630	240,894	(829)	1,840,695	1,554,890	223,180	(791)	1,777,279	1,490,063	207,953	(1,168)	1,696,848

Operating income	154,268	15,716	—	169,984	144,579	14,043	—	158,622	119,296	6,436	—	125,732

Other (income) expenses:
Interest expense	49,334	1,790	—	51,124	62,329	2,099	—	64,428	74,132	1,658	—	75,790
Derivative interest expense	1,094	—	—	1,094	4,653	—	—	4,653	8,683	—	—	8,683
Interest income	(1,090)	(47)	—	(1,137)	(836)	(33)	—	(869)	(938)	(38)	—	(976)
Loss on debt extinguishment	5,044	—	—	5,044	22,219	—	—	22,219	—	—	—	—
Gain on sale of real property	(6,078)	—	—	(6,078)	—	—	—	—	—	—	—	—
Other	(1,819)	(65)	—	(1,884)	(1,901)	(142)	—	(2,043)	(1,175)	(201)	—	(1,376)

Total other (income) expenses, net	46,485	1,678	—	48,163	86,464	1,924	—	88,388	80,702	1,419	—	82,121

Income before income taxes	107,783	14,038	—	121,821	58,115	12,119	—	70,234	38,594	5,017	—	43,611
Income tax expense	41,501	149	—	41,650	18,228	259	—	18,487	15,806	88	—	15,894

Net income	$66,282	$13,889	$—	$80,171	$39,887	$11,860	$—	$51,747	$22,788	$4,929	$—	$27,717

GAAP Diluted EPS	$0.47	$0.10 (d)		$0.57	$0.29	$0.08 (d)		$0.37	$0.16	$0.04 (d)		$0.20

Adjusted EPS (c)	$0.52	$0.06 (d)		$0.59	$0.41	$0.05 (d)		$0.46	$0.24	$0.02 (d)		$0.27

Diluted weighted average shares used in per share calculation	141,652	141,652 (d)		141,652	139,652	139,652 (d)		139,652	139,812	139,812 (d)		139,812

Operating Ratio	91.2%	93.9%		91.5%	91.5%	94.1%		91.8%	92.6%	97.0%		93.1%

Adjusted Operating Ratio (e)	88.5%	92.3%		89.0%	88.7%	92.4%		89.2%	90.1%	96.2%		90.8%

EBITDA	$268,387	$24,672		$293,059	$233,562	$23,762		$257,324	$231,726	$12,547		$244,273

Adjusted EBITDA (f)	$274,809	$24,792		$299,601	$259,579	$23,885		$283,464	$236,469	$12,635		$249,104

(a)	On August 6, 2013, Swift Transportation Company (the “Company” or “Swift”) entered into a Stock Purchase Agreement with the shareholders of Central Refrigerated Transportation, Inc. (“Central”), pursuant to which the Company acquired all of the outstanding capital stock of Central (the “Acquisition”) in a cash transaction valued at $225 million. Mr. Jerry Moyes, the Chief Executive Officer and controlling stockholder of Swift, was the majority shareholder of Central. Given Mr. Moyes’ majority ownership in both Swift and Central, the Acquisition is accounted for as a combination of entities under common control similar to the pooling of interest method. Under common control accounting, the historical results of Central have been combined with Swift’s. The above consolidating statement of operations for the six months ended June 30, 2013, 2012 and 2011 reflects the combination of the entities as if the Acquisition was effective on January 1, 2011.
(b)	Certain amounts have been reclassified to conform with current presentation.
(c)	See the reconciliation of Adjusted EPS at schedule titled “Consolidating Adjusted EPS Reconciliation (Unaudited)” for the six months ended June 30, 2013, 2012 and 2011.
(d)	Represents Central’s pro forma diluted and adjusted EPS based on Swift’s diluted weighted average share count for the applicable period.
(e)	See the reconciliation of Adjusted OR at the schedule titled “Consolidating Adjusted Operating Income and Operating Ratio Reconciliation (Unaudited)” for the six months ended June 30, 2013, 2012 and 2011.
(f)	See the reconciliation of Adjusted EBITDA at the schedule titled “Consolidating Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Unaudited)” for the six months ended June 30, 2013, 2012 and 2011.